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                                                                   EXHIBIT 10.13
                                                                   -------------

                              AMENDMENT AGREEMENT

          AMENDMENT AGREEMENT, dated as of July 1, 1997, by and between ENAMELON, INC., a Delaware corporation, having its principal place of business at 15 Kimball Avenue, Yonkers, New York 10704 (the "Company"), and NORMAN USEN, residing at 12 Kennedy Drive, Marlboro, New Jersey 07746 (the "Employee"), and NU-PRODUCTS COMPANY, with its principal place of business at 12 Kennedy Drive, Marlboro, New Jersey 07746 ("Nu-Products").

                                    RECITALS
                                    --------

          The Company, the Employee and Nu-Products are parties to an Employment Agreement, dated May 1, 1995 (the "Employment Agreement"), and have agreed to amend the Employment Agreement to extend the term of the Employment Agreement, to increase the Employee's compensation thereunder, and to make certain other changes as herein provided. Capitalized terms used herein shall have the meanings set forth in the Employment Agreement unless otherwise defined herein.

          NOW, THEREFORE in consideration of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          l. Section 1 of the Employment Agreement is hereby deleted in its entirety and the following new Section 1 is hereby inserted in lieu thereof:

              1. Employment.

              The Company agrees to employ the Employee and the Employee accepts employment upon the terms and conditions set forth herein for a term commencing on the date hereof and ending on June 30, 2001, unless earlier terminated in accordance with the terms of this Agreement.

          2. Section 3(b) of the Employment Agreement is hereby deleted in its entirety and the following new Section 3(b) is hereby inserted in lieu thereof:

              (b) It is hereby acknowledged that the Board of Directors of the Company has elected the Employee to serve as the Company's Vice President-- Product Development, and as such the Employee is responsible directly to the Board of Directors. The Company hereby agrees to use its best efforts to have the Employee continue to serve in such capacity for the Company during the term of this Agreement. The Employee is one of the Company's principal operating officers and will conduct and manage the Company's business in accordance with policies established by the Company from time to time. The precise services of the Employee may be extended or curtailed from time to time at the direction and in the sole discretion of the Company's Board of Directors. Nothing herein
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shall be construed as requiring the Company, or anybody else, to cause the election of the Employee as a Director of the Company.

          3. Section 3(c) of the Employment Agreement is deleted in its entirety and shall hereafter be null and void and of no further force or effect.

          4. Section 4(a) of the Employment Agreement is hereby deleted in its entirety and the following new Section 4(a) is hereby inserted in lieu thereof:

          (a) The Company shall pay the Employee an annual base salary ("Base Salary") of (i) $143,000 per year for the period commencing July 1, 1997, and ending June 30, 1998, and (ii) $150,000 per year for the period commencing July 1, 1998, and ending June 30, 2001. The Employee's Base Salary shall be paid at such times and in such manner as is consistent with the Company's prevailing payroll practices for other senior executives of the Company.

          4. The terms "this Agreement," "hereof" "hereunder" and words of like meaning appearing in the Employment Agreement shall mean and refer to the Employment Agreement as amended hereby.

          5. Except as otherwise amended by this Amendment Agreement, the Employment Agreement shall remain in full force and effect, and the Company and the Employee each hereby reaffirm each of their respective agreements, covenants and obligations set forth therein.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date above written.

                                                ENAMELON, INC.


                                                By: /s/ Steven R. Fox
                                                    ----------------------------
                                                    Steven R. Fox, Chairman

                                                    /s/ Norman Usen
                                                    ----------------------------
                                                    Norman Usen



                                                NU-PRODUCTS COMPANY


                                                By: /s/ Norman Usen
                                                    ----------------------------
                                                    Norman Usen